Exhibit 3.15

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	FILED #LLC5753-01 MAY 31 2001

Articles Of Organization
Limited-Liability Company
(PURSUANT TO NRS 86)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Limited-
	Liability Company	OASIS INTERVAL MANAGEMENT, LLC

2.	Resident Agent	BLACK & LOBELLO, ATTORNEYS AT LAW
	Name and Street	Name
	Address:	6879A WEST CHARLESTON BLVD.		LAS VEGAS	NEVADA	89117
	(must be a Nevada address	Physical Street Address		City		Zip Code
where process may be
served)

		Additional Mailing Address		City	State	Zip Code

3.	Dissolution Date:
	(OPTIONAL-see	Latest date upon which the company is to dissolve (if existence is not perpetual):
instructions)

4.	Management.	Company shall be managed by	☐ Manager(s) OR	☒ Members
(check one)

5.	Names Addresses,	ROBERT R. BLACK, SR.
	of Manager(s) or	Name
	Members:	911 N. BUFFALO, STE. NO. 201		LAS VEGAS	NEVADA	89128
	(attach additional	Address		City	State	Zip Code
pages as necessary)
Name

		Address		City	State	Zip Code

Name

		Address		City	State	Zip Code

6.	Names, Addresses	BLACK & LOBELLO, ATTORNEYS AT LAW
	and Signatures of	Name
	Organizers		Signature	/s/
(if more than one
	organizer	6879A WEST CHARLESTON BLVD.		LAS VEGAS	NEVADA	89117
	attach additional page)	Address	City		State	Zip Code

7.	Certificate of
	Acceptance of	I hereby accept appointment as Resident Agent for the above named limited-liability company.
Appointment of
	Resident Agent:	/s/
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date	May 31, 2001

This form must be accompanied by appropriate fees. See attached fee schedule.